UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2023
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of CFO Penko Ivanov. On February 1, 2023, the board of directors of Arrow Financial Corporation (the “Company”) appointed Penko Ivanov, CPA, MBA, as Chief Financial Officer, Executive Vice President, Treasurer and Chief Accounting Officer of Arrow and its two subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, as well as its insurance subsidiary, Upstate Agency, LLC., effective February 21, 2023. As a result, following Mr. Ivanov’s start date, Thomas J. Murphy, the Company’s President and Chief Executive Officer, will no longer serve as the Company’s interim Treasurer, Chief Financial Officer and Chief Accounting Officer. Mr. Ivanov, age 54, most recently has served as Executive Vice President and Chief Financial Officer of Bankwell Financial Group, Inc. (“Bankwell”) since November 2016. Before that, he served as Chief Financial Officer for the U.S. Operations of Doral Bank. Mr. Ivanov holds MBA and bachelor degrees in accounting and finance from the University of South Florida. He has no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.
In connection with his appointment, Mr. Ivanov has entered into an employment agreement with the Company, effective February 21, 2023, the terms of which are described below under the caption “New Employment Agreements for Other Executive Officers.” Mr. Ivanov will also receive a relocation bonus in the amount of $40,000. A copy of the press release announcing the appointment of Mr. Ivanov is filed as Exhibit 99.1 to this Current Report on Form 8-K.

    New Employment Agreement for CEO Murphy. Effective February 1, 2023, the Company executed a new three-year employment agreement with Thomas J. Murphy, President and Chief Executive Officer and interim Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company and President and Chief Executive Officer of GFNB. As noted above, Mr. Murphy will only serve as interim Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company until Mr. Ivanov joins the Company on February 21, 2023. The new agreement replaced a similar three-year employment agreement entered into by the Company with Mr. Murphy in early 2022, absent the interim officer appointments. The following summary of Mr. Murphy’s new employment agreement is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.
    Under the new agreement, Mr. Murphy’s annual base salary will remain at $650,000. During the term of the agreement, Mr. Murphy’s annual base salary may be increased but may not be decreased. In connection with Mr. Murphy's appointment as interim Chief Financial Officer, Treasurer and Chief Accounting Officer on September 30, 2022, Mr. Murphy's compensation was not modified. Under the new agreement, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), Mr. Murphy is also eligible to participate in certain other compensation and benefit plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the “makeup” benefit under the Arrow Financial Corporation Select Executive Retirement Plan, as Amended and Restated Effective as of January 1, 2005 For Benefits Accrued or Vested After December 31, 2004, and amended from time to time thereafter.
    The agreement provides that if, during the term of the agreement, the Company and/or GFNB terminates Mr. Murphy’s employment, other than for cause (as defined), or the executive terminates his own employment with the Company and/or GFNB, for good reason (as defined), he will receive a lump-sum payment equal to (a) the dollar amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
    Also under the agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB terminates the employment of Mr. Murphy, other than for cause, or (b) Mr. Murphy terminates his own employment with the Company and/or GFNB, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to three times the sum of Mr. Murphy’s (a) one year’s base salary and (b) target bonus under the Company’s annual incentive (bonus) plan for the relevant year, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, he shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will he receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
    The agreement contains a non-competition provision that is triggered upon termination of Mr. Murphy’s employment with the Company and/or GFNB.

    The agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and the Board of Directors of GFNB will consider and vote upon a proposal to replace Mr. Murphy’s existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.

    New Employment Agreements for Other Executive Officers. Effective February 1, 2023 (other than with respect to Mr. Ivanov, whose agreement is effective February 21, 2023), the Company executed new two-year employment agreements with each of (i) David S. DeMarco, the Company’s Senior Executive Vice President and Chief Banking Office, Senior Executive Vice President and Chief Banking Officer of GFNB and President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company's other banking subsidiary ("SNB"), (ii) David D. Kaiser, the Company's Senior Executive Vice President and Chief Credit Officer and Senior Executive Vice President and Chief Credit Officer of GFNB and SNB, (iii) Andrew J. Wise, the Company's Senior Executive Vice President and Chief Operating Officer and Senior Executive Vice President and Chief Operating Officer of GFNB and SNB, and (iv) Mr. Ivanov, who will serve as Executive Vice President, Chief Financial Officer and Treasuer of the Company and Executive Vice President, Chief Financial Officer, Treasuer and Chief Accounting Officer of GFNB and SNB. The new agreements (other than Mr. Ivanov’s agreement) replaced similar employment agreements previously entered into by the Company with Messrs. DeMarco, Kaiser and Wise in early 2022. The following summary of the executives’ new employment agreements is qualified in its entirety by reference to the full and complete terms of the agreements, which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and which are incorporated herein by reference.
    Under the new agreements, Mr. Kaiser's and Mr. Wise's annual base salary will remain at $325,000, Mr. Ivanov's annual base salary will be $360,000 and Mr. DeMarco’s annual base salary will remain at $395,000. During the term of the agreements, the executives’ annual base salaries may be increased but may not be decreased. Under the new agreements, each executive, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan and the long-term equity incentive plan.
    Each agreement provides that if, during the term of the agreement, the Company and/or GFNB or SNB, as applicable, terminates the employment of the executive, other than for cause (as defined), or he terminates his own employment with the Company and/or GFNB or SNB, as applicable, for good reason (as defined), he will receive a lump-sum payment equal to (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
    Also, under each agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB or SNB, as the case may be, terminates the employment of the executive, other than for cause, or (b) the executive terminates his own employment with the Company and/or GFNB or SNB, as the case may be, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately two times the sum of the executive’s (a) one year’s base salary and (b) target bonus under the Company’s annual incentive (bonus) plan for the relevant year, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
    Each agreement contains a non-competition provision that is triggered upon termination of the executive’s employment with the Company and/or GFNB or SNB, as applicable. Each agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and/or the Board of Directors of GFNB or SNB, as applicable, will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.

Item 8.01.     Other Events
    On February 1, 2023, the Board of Directors of the Company declared a quarterly cash dividend of $0.27 per share payable March 15, 2023 to shareholders of record on March 3, 2023. A copy of the press release announcing the Quarterly Cash Dividend is furnished as Exhibit 99.2 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description

10.1 Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2023
10.2 Employment Agreement between the Company and David S. DeMarco effective February 1, 2023
10.3 Employment Agreement between the Company and David D. Kaiser effective February 1, 2023
10.4 Employment Agreement between the Company and Andrew J. Wise effective February 1, 2023
10.5 Employment Agreement between the Company and Penko K. Ivanov effective February 21, 2023
99.1 Arrow Financial Corporation Press Release dated February 6, 2023 - Chief Financial Officer
99.2 Arrow Financial Corporation Press Release dated February 2, 2023 - Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	February 3, 2023	/s/ Thomas J. Murphy
Thomas J. Murphy President and Chief Executive Officer